Exhibit 99.1

Seelos Therapeutics announces the signing of a Material Transfer Agreement with U.S. Army Medical Materiel Development Activity (USAMMDA) to evaluate SLS-002 for treatment of PTSD

-Dosing of the SLS-002 cohort is expected to commence in 4Q2024

NEW YORK, September 24, 2024 /PRNewswire/ -- Seelos Therapeutics, Inc. (Nasdaq: SEEL) (“Seelos”), a clinical-stage biopharmaceutical company focused on the development of therapies for central nervous system disorders and rare diseases, today announced the signing of a Material Transfer Agreement (MTA) with the U.S. Army Medical Materiel Development Activity (USAMMDA) to supply SLS-002 (intranasal racemic ketamine) for the U.S. Department of Defense's (DOD) Military and Veterans Adaptive Platform Clinical Trial (“M-PACT”) to evaluate its potential for treatment of post-traumatic stress disorder (PTSD).

Dosing of the SLS-002 cohort is expected to commence prior to the end of 2024 and it is the only ketamine-based therapy selected for inclusion in this study. The trial is funded by the DOD’s Defense Health Agency and led by USAMMDA’s Warfighter Readiness, Performance, and Brain Health Project Management Office.

“Approximately 13 million people in the U.S. live with PTSD and there have been no new drugs approved in the last two decades for people suffering the effects of PTSD,” said Raj Mehra, Ph.D., Chief Executive Officer of Seelos. “I believe that the inclusion of SLS-002 in this study is due to the robust amount of anecdotal evidence that ketamine has the potential to be an effective therapeutic for the symptoms of PTSD and other related conditions. Our data to date with SLS-002 suggest that its intranasal formulation could provide a rapid onset of benefit while mitigating the side effects seen through the other routes of administration of ketamine. We are proud to be included in this study and look forward to commencing the dosing of SLS-002.”

The DOD M-PACT (NCT05422612) is a Phase II randomized, double-blinded, placebo-controlled study that will evaluate the safety, tolerability, and efficacy of multiple pharmacotherapeutic interventions in active-duty service members and veterans with PTSD. The trial utilizes an adaptive platform design that randomizes participants among the multiple treatment cohorts selected for inclusion in the study and enables sharing of control participants to increase study efficiency. The trial design entails a 30-day screening period, a 12-week treatment period, and a 4-week safety follow-up. Data will be collected to measure changes in PTSD symptom severity, as measured by the Clinician-Administered PTSD Scale-5-Revised (CAPS-5-R) and other clinically relevant endpoints. These include the incidence of new or worsening suicidal thoughts or behaviors, as measured by changes in the Columbia Suicide Severity Rating Scale (C-SSRS) score. In addition, the trial is evaluating several biomarkers associated with PTSD and assessing treatment safety and tolerability.

For more information about the M-PACT trial can be found at: https://ptsdclinicaltrial.org/.

About SLS-002

SLS-002 is intranasal racemic ketamine with two investigational new drug applications for the treatment of Acute Suicidal Ideation and Behavior in Major Depressive Disorder and in Post-Traumatic Stress Disorder (PTSD). SLS-002 was originally derived from a Javelin Pharmaceuticals, Inc./Hospira, Inc. program with 16 clinical studies involving approximately 500 subjects. Seelos looks to address an unmet need for a therapy to treat suicidality in the U.S. with SLS-002. Traditionally, anti-depressants have been used in this setting but many of the existing treatments are known to contribute to an increased risk of suicidal thoughts in some circumstances, and if they are effective, it often takes weeks for the full therapeutic effect to be manifested. Based on information gathered from the databases of the Agency for Healthcare Research and Quality, there were more than 1,000,000 visits to emergency rooms for suicide attempts in 2019 in the U.S. alone. Experimental studies suggest ketamine has the potential to be a rapid, effective treatment for refractory depression, suicidality and PTSD.

About USAMMDA

The U.S. Army Medical Materiel Development Activity develops, delivers, and fields critical drugs, vaccines, biologics, devices, and medical support equipment to protect and preserve the lives of Warfighters across the globe. USAMMDA project managers guide the development of medical products for the U.S. Army Medical Department, other U.S. military services, the Joint Staff, the Defense Health Agency, and the U.S. Special Operations community. The process takes promising technology from the Department of Defense, industry, and academia to U.S. Forces, from the testing required for U.S. Food and Drug Administration approval or licensing to fielding and sustainment of the finished product. USAMMDA Project Management Offices will transition to a Program Executive Office under the Defense Health Agency, Deputy Assistant Director for Acquisition and Sustainment.

About Seelos Therapeutics

Seelos Therapeutics, Inc. is a clinical-stage biopharmaceutical company focused on the development and advancement of novel therapeutics to address unmet medical needs for the benefit of patients with central nervous system (CNS) disorders and other rare diseases. For more information, please visit our website: https://seelostherapeutics.com, the content of which is not incorporated herein by reference.

No official endorsement of third parties or their products is made or inferred.

Forward Looking Statements

Statements made in this press release, which are not historical in nature, constitute forward-looking statements related to Seelos for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. These statements include, among others, statements regarding the completion of the offering, the anticipated proceeds from the offering and the use of such proceeds. For example, the Company is using forward looking statements in this press release when it discusses the expected timing of the dosing of the study and the study parameters, as well as the belief that the inclusion of SLS-002 in this study is due to the robust amount of anecdotal evidence that ketamine has the potential to be an effective therapeutic for the symptoms of PTSD and other related conditions. These statements are based on our current expectations and beliefs and are subject to a number of factors, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties involved include those associated with general economic and market conditions and our ability to satisfy closing conditions applicable to the offering, our intended use of proceeds from the offering, as well as other risk factors and matters set forth in our periodic filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2023, subsequent Quarterly Reports on Form 10-Q, including Seelos' Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, and the prospectus supplement and the accompanying prospectus related to the public offering to be filed with the SEC. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact Information:

Anthony Marciano
Chief Communications Officer
Seelos Therapeutics, Inc. (Nasdaq: SEEL)
300 Park Avenue, 2nd Floor
New York, NY 10022
(646) 293-2136
anthony.marciano@seelostx.com
https://seelostherapeutics.com/
https://twitter.com/seelostx
https://www.linkedin.com/company/seelos

Mike Moyer
Managing Director
LifeSci Advisors, LLC
250 West 55th St., Suite 3401
New York, NY 10019
(617) 308-4306
mmoyer@lifesciadvisors.com